                                                                   Exhibit 99.1


[POLYONE LOGO]

                                                                 NEWS RELEASE


FOR IMMEDIATE RELEASE


                  POLYONE REPORTS RECORD THIRD-QUARTER EARNINGS

         - RESIN & INTERMEDIATES SEGMENT'S JOINT VENTURES DRIVE QUARTERLY EARNINGS IMPROVEMENT

         -   DISTRIBUTION DEMAND REMAINS STEADY DESPITE SLOWDOWN IN U.S. ECONOMY

         -   COMPANY FORECASTS REVENUE DECLINE IN SEASONALLY SLOW FOURTH QUARTER


CLEVELAND - October 30, 2002 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, today reported revenues of $668.5 million and net income of $9.8 million, or $0.11 per share, for the third quarter ended September 30, 2002. The $9.8 million represents PolyOne's highest quarterly net income since its formation in September 2000.

Net income includes a pre-tax charge of $4.1 million relating to PolyOne's portion of asset write-off and decommissioning costs associated with the decision by Oxy Vinyls, LP, the Company's equity joint venture, to permanently close a portion of the Deer Park, Texas, chlor-alkali plant. In addition, $1.2 million of pre-tax charges were recorded relating to business restructuring announced in 2001. These charges reduced net income $3.4 million, or $0.03 per share.

"Our earnings, while far from adequate, improved from the second quarter, driven primarily by the performance of our OxyVinyls and SunBelt joint ventures," said Thomas A. Waltermire, PolyOne chairman and chief executive officer. "We also saw continued demand strength in Europe, Asia and our Distribution business, though it was offset by slower-than-anticipated customer demand in most of our North American businesses in the latter half of August and September.

"Despite these challenging business conditions, our employees steadily moved forward with a large number of key strategic initiatives, such as the modernization and upgrade of our North American Plastic Compounds and Colors
(PCC) manufacturing assets," added Waltermire. "This progress, coupled with our new information systems and employee training initiatives, is helping us build our capability to serve customers more efficiently."

                           THIRD-QUARTER 2002 RESULTS
                  (Dollars in millions, except per share data)

                                                                  3Q02         2Q02           3Q01
                                                                  ----         ----           ----
Sales                                                            $668.5       $692.0         $659.6
Operating income                                                   26.6         22.7           15.5
Operating income before special items*                             31.9         23.4           20.7
Net income                                                          9.8          6.1            2.9
Net income before special items*                                   13.2          6.6            6.1
Income per share, diluted                                           0.11         0.07           0.03
Per share effect of excluding special items*, increase              0.03         0.00           0.04
Per share effect of goodwill amortization expense
  on net income                                                     0.00         0.00           0.04


                              YEAR-TO-DATE RESULTS
                  (Dollars in millions, except per share data)

                                                             9 MONTHS 2002    9 MONTHS 2001
                                                             -------------    -------------
Sales                                                           $1,973.7         $2,064.7
Operating income                                                    54.3              9.0
Operating income before special items*                              64.0             31.0
Net loss                                                           (41.4)           (16.0)
Net income (loss) before cumulative effect of a
   change in accounting                                             12.3            (16.0)
Net income (loss) before cumulative effect of a
   change in accounting and special items*                          18.5             (4.7)
Loss per share, diluted                                             (0.45)           (0.18)
Income (loss) per share before cumulative
   effect of a change in accounting, diluted                         0.13            (0.18)
Per share effect of excluding special items*, increase               0.07             0.13
Per share effect of goodwill amortization expense
  on net income before cumulative effect of a
  change in accounting                                               0.00             0.12

*A summary of all special items for 2002 and 2001 can be found in the attached table.


          THIRD-QUARTER 2002 BUSINESS HIGHLIGHTS

          - The third-quarter results mark the third consecutive quarter of higher net income, excluding special items. The results also continue a string of improved year-over-year quarterly net income before special items that began with the comparison of fourth-quarter 2001 and fourth-quarter 2000 results.

          - PolyOne's international operations continued to improve from 2001 levels. For the third quarter of 2002 and year to date, shipments were up 11 percent and 5 percent, respectively, compared with the same periods in 2001. Asian shipments were particularly strong, rising 51 percent year to date compared with the first nine months of 2001.

          - Sales of PolyOne's Distribution segment also demonstrated solid improvement over year-ago levels. Third-quarter and year-to-date 2002 revenues were up 17 percent and 11 percent, respectively, over the comparable 2001 periods. The majority of this improvement resulted from PolyOne Distribution's April 2002 assumption of responsibility for PolyOne's Geon-brand vinyl compounds. Sales of third-party materials also continued to show good growth.

          - PolyOne succeeded in raising vinyl compound prices compared with the second quarter of 2002. Nevertheless, PolyOne's North American PCC revenues slowed in the third quarter, driven partly by softening vinyl compound demand. Quarterly revenues were 6 percent lower than both second-quarter 2002 and third-quarter 2001 revenues.

          - In PolyOne's Resin and Intermediates (R&I) segment, equity operating income before special items increased $10.6 million in third-quarter 2002 compared with second-quarter 2002 and $10.8 million versus third-quarter 2001. Both OxyVinyls and SunBelt benefited from higher combined chlorine and caustic soda prices in third-quarter 2002 versus the prior quarter. Polyvinyl chloride (PVC) resin market prices increased on average approximately 5 cents per pound over second-quarter 2002.

          - PolyOne continues to make progress on its objective to realize $200 million in annual income improvement in 2003 compared with the base year of 2000. In the third quarter, PolyOne realized approximately $5 million of additional benefit from its value capture initiatives. Most of this improvement resulted from direct material sourcing and manufacturing initiatives to lower costs and improve efficiencies.

          - During the third quarter, the bond rating agencies Moody's Investors Service and Standard & Poor's adjusted PolyOne's ratings and outlook. Moody's affirmed PolyOne's investment-grade rating of Baa3, but added a negative outlook. S&P lowered PolyOne's rating from BBB- to BB+ with a negative outlook. These moves reflected a more pessimistic economic outlook resulting from anticipation of a slowed North American economic recovery and a weaker trend into 2003 for the chemical industry overall.

          - PolyOne's capital expenditures were approximately $6.4 million during the third quarter for the continuing expansion and modernization of the North American PCC unit's manufacturing base to improve quality and customer service. One PCC plant was closed in the third quarter and two additional plants ceased production in October 2002. When PolyOne completes the upgrade by mid-2003, a total of 14 sites will have closed since 2000 and approximately $45 million will have been invested in new equipment and modernization projects, with projected annual operating savings of $50 million.

BUSINESS OUTLOOK
For most of PolyOne's businesses, the fourth quarter is historically the slowest demand period of the year. In 2000 and 2001, fourth-quarter revenues fell approximately 10 percent and 11 percent, respectively, from third-quarter levels.

PolyOne projects that revenues in fourth-quarter 2002 will be higher than in fourth-quarter 2001, with the current view being that the revenue decline from third-quarter to fourth-quarter 2002 should be less than in 2001.

"The strengthening in North American demand in the first half of 2002 appears to have lost momentum, consistent with reports for the North American Industrial Production Index," said Waltermire. "The current slowdown among these customers is evident in a number of our markets, with most customers reducing quantities ordered.

"With this uncertainty as we prepare for 2003, we will remain diligent in controlling expenses and capital outflows," Waltermire added. "Furthermore, we are preparing to drive additional internal initiatives to get us to improved return levels, even if we do not see an underlying economic upturn. We also remain focused on capturing the value from the many improvements we have initiated to better serve customers and become cost competitive."

Several factors could reduce the equity contribution from R&I by $9 million to $11 million in the fourth quarter of 2002 compared with the prior quarter. Typical seasonal slowing will likely result in lower PVC resin demand, and could lead to reduced market prices. Moreover, industry forecasts call for somewhat higher costs for natural gas and ethylene into the fourth quarter. The combined price for chlorine and caustic soda is anticipated to improve modestly.

With the outlook for decreased customer demand and a lower contribution from R&I, PolyOne could realize net income before special items that is only slightly profitable in the fourth quarter. Value capture initiatives are expected to provide only minimal benefit in the fourth quarter, with the next significant step-up occurring in early 2003.

For the full year, PolyOne still estimates that 2002 capital expenditures will total approximately $75 million to $80 million. As planned, PolyOne expects to complete its previously announced acquisition of Transcolor, a color concentrates producer near Pamplona, Spain, in December 2002. With the North American PCC manufacturing asset reconfiguration progressing and with business conditions slowing, working capital should continue to decline through the end of the year.


CONFERENCE CALL
PolyOne will host an analyst conference call at 9 a.m. Eastern time on Thursday, October 31, 2002. The conference call number is 888-489-0038 or 706-643-1611 (international), conference topic: POLYONE EARNINGS CALL. The call will be broadcast live and then via replay for two weeks on the Company's Web site: www.polyone.com.

SUPPLEMENTAL INFORMATION
Investors interested in more detailed information on PolyOne's results or the performance of its business segments, please see the Supplemental Information report issued today. The report is posted in the Investor Relations section of the Company's Web site: www.polyone.com. It can also be obtained from the contact listed at the end of this release.

ABOUT POLYONE
PolyOne Corporation, with 2001 revenues of $2.7 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company's products and services can be found at www.polyone.com.


PolyOne Media & Investor Contact:        Dennis Cocco
                                         Chief Investor & Communications Officer
                                         216.589.4018

FORWARD-LOOKING STATEMENTS
In this release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, for example, statements about business outlook, assessment of market conditions, strategies, future plans, future sales, prices for major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving savings related to consolidation and restructuring programs;
(2) delays in achieving or inability to achieve the Company's strategic value capture initiatives, including cost reduction and employee productivity goals, or achievement of less than the anticipated financial benefit from the initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company's markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
(10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company;
(11) an inability to launch new products and/or services that strategically fit the Company's businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; and (14) an inability to comply with any environmental laws and regulations.
(ref. #1102)

                      POLYONE CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                Three Months Ended          Nine Months Ended
                                                                                  September 30,               September 30,
                                                                             -----------------------     -------------------------
                                                                               2002           2001          2002           2001
                                                                            ---------       ---------    -----------    ----------
Sales                                                                        $ 668.5         $ 659.6      $ 1,973.7      $ 2,064.7

Operating costs and expenses:
   Cost of sales                                                               564.7           548.5        1,646.3        1,725.7
   Selling and administrative                                                   69.6            73.8          227.0          233.3
   Depreciation and amortization                                                18.9            20.6           56.3           72.9
Employee separation and plant phase-out                                          0.2               -            1.1            9.8
Merger and integration costs                                                       -             0.1              -            5.9
Loss on divestiture of equity investment                                           -               -            1.5              -
(Income) loss from equity affiliates and minority interest                     (11.5)            1.1          (12.8)           8.1
                                                                            ---------        --------    -----------    -----------
Operating income                                                                26.6            15.5           54.3            9.0

Interest expense                                                               (11.9)           (8.9)         (32.1)         (32.7)
Interest income                                                                  0.2             0.6            0.7            2.0
Other expense, net                                                               1.0            (2.6)          (2.8)          (3.5)
                                                                            ---------        --------    -----------    -----------
Income (loss) before income taxes and cumulative
   effect of change in accounting method                                        15.9             4.6           20.1          (25.2)

Income tax (expense) benefit                                                    (6.1)           (1.7)          (7.8)           9.2
                                                                            ---------        --------    -----------    -----------

Income (loss) before cumulative effect of a change in accounting                 9.8             2.9           12.3          (16.0)

Cumulative effect of a change in goodwill accounting,
   net of income tax benefit of $1.0 million                                      -               -           (53.7)             -
                                                                            ---------        --------    -----------    -----------

Net income (loss)                                                            $   9.8         $   2.9      $   (41.4)     $   (16.0)
                                                                            =========        ========    ===========    ===========


Income (loss) per share of common stock:
   Basic income (loss) per share before effect of change in accounting       $   .11         $   .03      $     .13      $    (.18)
   Cumulative effect of a change in accounting                                     -               -           (.59)             -
                                                                            ---------  --------------  -------------  -------------
   Basic income (loss) per share                                             $   .11         $   .03        $  (.46)        $ (.18)
                                                                            =========  ==============  =============  =============

   Diluted income (loss) per share before effect of change in accounting     $   .11         $   .03      $     .13      $    (.18)
   Cumulative effect of a change in accounting                                     -               -           (.58)             -
                                                                           ----------  --------------  -------------  -------------
   Diluted income (loss) per share                                           $   .11         $   .03      $    (.45)     $    (.18)
                                                                           ==========  ==============  =============  =============

Weighted average shares used to compute loss per share:
   Basic                                                                        90.7            89.8           90.6           89.8
   Diluted                                                                      91.7            90.9           92.1           90.4

Dividends paid per share of common stock                                     $ .0625         $ .0625      $   .1875      $   .1875

                               POLYONE CORPORATION AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                           (IN MILLIONS)

                                                                      September 30,      December 31,
ASSETS                                                                    2002              2001
                                                                     --------------      ------------
Current assets:
Cash and cash equivalents                                             $    53.4           $    18.2
  Trade accounts receivable, net                                          217.3               135.6
  Other receivables                                                        11.1                11.4
  Inventories                                                             292.6               255.3
  Deferred taxes                                                           50.6                48.6
  Other current assets                                                     16.1                16.5
                                                                     -----------         -----------
    Total current assets                                                  641.1               485.6
Property, net                                                             683.2               683.6
Investment in equity affiliates                                           278.0               287.9
Goodwill, net                                                             446.8               476.3
Other intangible assets, net                                               32.7                61.0
Other non-current assets                                                   49.2                66.8
                                                                     -----------         -----------
Total assets                                                          $ 2,131.0           $ 2,061.2
                                                                     ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term bank debt                                                $    14.9           $    14.7
  Accounts payable                                                        296.0               311.4
  Accrued expenses                                                        159.4               169.4
  Current portion of long-term debt                                         4.5                 4.6
                                                                     -----------         -----------
    Total current liabilities                                             474.8               500.1
Long-term debt                                                            589.4               426.8
Deferred taxes                                                             65.4                64.5
Post-retirement benefits other than pensions                              124.2               126.2
Other non-current liabilities, including pensions                         199.3               214.5
Minority interest in consolidated subsidiaries                             16.3                15.7
                                                                     -----------         -----------
    Total liabilities                                                   1,469.4             1,347.8
Shareholders' equity:
  Preferred stock                                                             -                   -
  Common stock                                                              1.2                 1.2
  Other shareholders' equity                                              660.4               712.2
                                                                     -----------         -----------
    Total shareholders' equity                                            661.6               713.4
                                                                     -----------         -----------
      Total liabilities and shareholders' equity                      $ 2,131.0           $ 2,061.2
                                                                     ===========         ===========

                      POLYONE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                             Three Months Ended             Nine Months Ended
                                                                               September 30,                 September 30,
                                                                         --------------------------    ---------------------------
                                                                            2002           2001           2002           2001
                                                                         -----------    -----------    -----------    ------------
OPERATING ACTIVITIES
     Net income (loss)                                                        $ 9.8          $ 2.9        $ (41.4)        $ (16.0)
     Adjustments to reconcile net loss to net
       cash provided (used) by operating activities:
         Employee separation and plant phase-out charges                        0.2              -            1.1             9.8
         Cash payments on employee separation and plant phase-out              (4.4)          (6.3)         (12.1)          (19.1)
         Cumulative effect of a change in accounting                              -              -           53.7               -
         Depreciation and amortization                                         18.9           20.6           56.3            72.9
         Unrealized currency gains                                             (7.2)          (3.5)         (10.8)              -
         Investment write-down, loss on sale of equity affiliate                  -              -            1.5               -
         Companies carried at equity and minority interest:
            (Income) loss                                                     (11.6)           1.1          (12.3)            8.1
            Dividends received                                                    -            1.0            2.1             2.0
         Change in assets and liabilities:
             Operating working capital:
                 Accounts receivable                                           19.9            9.0          (73.9)          137.3
                 Inventories                                                   (2.2)          (6.2)         (33.4)           55.1
                 Accounts payable                                              (6.0)         (22.8)         (20.7)           23.6
             Accrued expenses and other                                       (10.0)          (5.2)          11.4           (21.0)
                                                                         -----------    -----------    -----------    ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                7.4           (9.4)         (78.5)          252.7

INVESTING ACTIVITIES
     Capital expenditures                                                     (18.6)         (11.6)         (52.4)          (47.6)
     Cash received from equity affiliates                                      15.8            1.6           16.2             2.1
     Proceeds from sale of assets                                               0.8              -            1.9             2.8
                                                                         -----------    -----------    -----------    ------------
NET CASH USED BY INVESTING ACTIVITIES                                          (2.0)         (10.0)         (34.3)          (42.7)

FINANCING ACTIVITIES
     Change in short-term debt                                                 (0.6)          22.2           (1.3)         (200.0)
     Change in long-term debt                                                  (1.0)          (4.6)         153.5            (1.5)
     Termination of interest rate swap agreements                               8.3            4.3            8.3             4.3
     Proceeds from the exercise of stock options                                2.0              -            7.0               -
     Dividends                                                                 (5.7)          (5.7)         (16.9)          (17.0)
                                                                         -----------    -----------    -----------    ------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                3.0           16.2          150.6          (214.2)

Effect of exchange rate changes on cash                                        (1.2)           0.2           (2.6)           (0.5)
                                                                         -----------    -----------    -----------    ------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                7.2           (3.0)          35.2            (4.7)

Cash and cash equivalents at beginning of period                               46.2           36.2           18.2            37.9
                                                                         -----------    -----------    -----------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $ 53.4         $ 33.2         $ 53.4          $ 33.2
                                                                         ===========    ===========    ===========    ============

                               SUMMARY OF SPECIAL ITEMS
                                    (In millions)

                                                                                   Quarters
                                                                   --------------------------------------------
                                                                      3Q02              2Q02           3Q01
                                                                   -----------       ----------    ------------
Employee separation and plant phase-out costs                       $    (0.2)       $       -      $        -

Period plant phase-out costs incurred                                    (0.5)            (0.1)              -
Plant phase-out accelerated depreciation                                 (0.5)            (0.5)              -
Equity affiliate - employee severance, liabilities
     associated with the temporary idling of a plant
     and facility asset write-off and decommissioning costs              (4.1)            (0.1)           (5.1)
Merger and integration costs                                                -                -            (0.1)

                                                                   -----------     ------------    ------------
    Subtotal - operating (loss) and pre-tax (expense)                    (5.3)            (0.7)           (5.2)

Income tax benefit                                                        1.9              0.2             2.0
                                                                   -----------     ------------    ------------
    Total - after-tax (expense)                                     $    (3.4)      $     (0.5)     $     (3.2)
                                                                   ===========     ============    ============

                                                                                           September YTD
                                                                                   ----------------------------
                                                                                       9M02            9M01
                                                                                   ------------    ------------
Employee separation and plant phase-out cost                                        $     (1.1)     $     (9.8)

Period plant phase-out costs incurred                                                     (0.7)           (0.2)
Plant phase-out accelerated depreciation                                                  (1.5)              -
Equity affiliate - employee severance, liabilities
   associated with the temporary idling of a plant
   and facility asset write-off and decommissioning costs                                 (4.9)           (6.1)
Merger and integration costs                                                                 -            (5.9)
Loss on divestiture of equity investment                                                  (1.5)              -
                                                                                   ------------    ------------
   Subtotal - operating (loss)                                                            (9.7)          (22.0)

Investment write-down                                                                        -            (0.6)
Litigation settlement gain                                                                   -             4.1
                                                                                   ------------    ------------
   Total  - pre-tax (expense)                                                             (9.7)          (18.5)

Income tax benefit                                                                         3.5             7.2
                                                                                   ------------    ------------
   Total - after-tax (expense)                                                      $     (6.2)     $    (11.3)
                                                                                   ============    ============